WHITEY ADDISON LLP
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Mississauga, Ontario L5J 4P1




March 30, 2003


Securities and Exchange Commission
Washington, D.C.  20549


RE:  Web Views Corporation
     Registration Statement on Form 10-KSB


I consent to the use of my report, dated March 26, 2003, in the Company's Form 10-KSB annual report filing with the Securities and Exchange Commission.


Sincerely,

/s/ Withey Addison, LLP